United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-16427	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of principal executive offices)

(904) 438-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Fifth Amendment and Restatement of Credit Agreement.

On December 18, 2014, Fidelity National Information Services, Inc. (“FIS”), the other financial institutions party thereto as lenders, certain financial institutions as swing line lenders and letter of credit issuers and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into a Fifth Amendment and Restatement Agreement dated as of December 18, 2014 (the “Amendment Agreement”). Pursuant to the Amendment Agreement, the Fourth Amended and Restated Credit Agreement, dated as of April 23, 2013, among FIS and certain subsidiaries of FIS party thereto from time to time, as borrowers, the Administrative Agent, and certain other parties thereto (the “Existing Credit Agreement”), was amended and restated in the form of that certain Fifth Amended and Restated Credit Agreement dated as of December 18, 2014 (the “Restated Credit Agreement”).

The Amendment Agreement amends and restates the Existing Credit Agreement to provide an aggregate amount of $4.3 billion of term loans and revolving credit commitments under the Restated Credit Agreement as follows: (i) the term loans outstanding under the Existing Credit Agreement maturing on March 30, 2017 in the principal amount of $1.3 billion are replaced with new term loans, with no change in principal amount or maturity, under the Restated Credit Agreement; and (ii) the revolving credit commitments under the Existing Credit Agreement maturing on March 30, 2017 in the aggregate principal amount of $2.0 billion are terminated and replaced with new revolving credit commitments under the Restated Credit Agreement maturing on December 18, 2019 in the aggregate principal amount of $3.0 billion. In addition, the Restated Credit Agreement modifies the Existing Credit Agreement to eliminate the requirement that FIS’ subsidiaries guaranty the obligations of FIS under the Restated Credit Agreement and makes certain other revisions to the Existing Credit Agreement.

All loans under the Restated Credit Agreement will bear interest at a rate that varies according to a ratings-based pricing grid. In addition, the revolving credit commitments are subject to a commitment fee on the unused portion of such commitments based on a ratings-based pricing grid.

The foregoing descriptions of the Amendment Agreement and the Restated Credit Agreement are qualified in their entirety by reference to the actual terms of such documents, copies of which are attached as Exhibit 10.1 (with respect to the Amendment Agreement and, through its Annex A, the Restated Credit Agreement) to this report and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Fifth Amendment and Restatement of Credit Agreement” is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On December 18, 2014, FIS issued a press release announcing that it has closed the amendment and restatement of the Restated Credit Agreement.

As a result of the elimination of the guaranties by FIS’ subsidiaries under the Restated Credit Agreement, all of FIS’ subsidiary guaranties related to the following indentures of FIS are automatically released: (i) the Indenture, dated March 19, 2012 , as supplemented, among FIS, as issuer, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as trustee, and (ii) the Indenture, dated April 15, 2013, as supplemented, among FIS, as issuer, certain of its subsidiaries, as guarantors, and BNYM, as the trustee.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Fifth Amendment and Restatement Agreement, dated as of December 18, 2014, by and among FIS, each lender party thereto and the Administrative Agent, together with its Schedules, Exhibits and Annex, including the Fifth Amended and Restated Credit Agreement dated as of December 18, 2014.

99.1	Press Release dated December 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.

Date: December 18, 2014	By:	/s/ Michael P. Oates

Name: Michael P. Oates
Title: Corporate Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Fifth Amendment and Restatement Agreement, dated as of December 18, 2014, by and among FIS, each lender party thereto and the Administrative Agent, together with its Schedules, Exhibits and Annex, including the Fifth Amended and Restated Credit Agreement dated as of December 18, 2014.

99.1	Press Release dated December 18, 2014.